EXHIBIT 10.4

BILL OF SALE

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Chopra Global, LLC, a Delaware limited liability company (“Seller”), hereby sells, assigns, transfers, conveys and delivers to The Healing Company Inc., a Nevada corporation (“HLCO”), and Chopra HLCO, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of HLCO (together with HLCO, the “Buyer”), all of Seller’s right, title and interest in, to and under all of the Purchased Assets, free and clear of all mortgages, liens, security interests, pledges, charges or encumbrances (except those specifically set forth in the Purchase Agreement (as defined below)), to have and to hold the same unto Buyer, its successors and assigns, forever.

All capitalized terms used in this bill of sale (“Bill of Sale”), but not defined in this Bill of Sale shall have the meanings assigned to such terms in that certain Asset Purchase Agreement, dated of even date with this Bill of Sale (“Purchase Agreement”), by and among Buyer, Seller and solely with respect to the indemnification provisions of Article VI, Deepak Chopra, the majority member of Seller.

Buyer acknowledges that Seller makes no representation or warranty with respect to the assets being conveyed by this Bill of Sale and/or the Purchase Agreement, except as specifically set forth in the Purchase Agreement.

Seller for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time upon the reasonable written request of Buyer, Seller will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required by Buyer in order to assign, transfer, set over, convey, assure and confirm unto and vest in Buyer, its successors and assigns, title to the Purchased Assets.

IN WITNESS WHEREOF, SELLER has duly executed this Bill of Sale as of March 3, 2023

SELLER:

CHOPRA GLOBAL LLC

By:	/s/ Mallika Chopra
Name:	Mallika Chopra
Title:	Chief Executive Officer
Address: 13485 Veteran’s Way, Suite 105, Orlando, FL 32827 Email: mallika@chopra.com